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                                                                       Exhibit 5

                        March 23, 2001

                        Nortel Networks Corporation
                        8200 Dixie Road, Suite 100
                        Brampton, Ontario
                        Canada  L6T 5P6

                        Dear Sirs/Mesdames:

                        Re: Nortel Networks Corporation - Registration Statement on Form S-3 under the Securities Act of 1933, as amended
                        -------------------------------------------------------

                        I am Chief Legal Officer of Nortel Networks Corporation (the "Corporation"), a corporation organized under the laws of Canada.

                        This opinion is being furnished to you in connection with the Corporation's Registration Statement on Form S-3 (the "Registration Statement") relating to the offering and sale of 65,658,278 common shares of the Corporation (the "Shares") previously issued to JDS Uniphase Corporation ("JDSU"), in connection with the completion of the Corporation's acquisition of JDS Uniphase AG, a Zurich, Switzerland-based subsidiary of JDSU, and related assets of JDSU in Poughkeepsie, New York, on February 13, 2001.

                        In rendering this opinion, I have: (a) reviewed the articles and by-laws of the Corporation; (b) made such inquiries and examined originals (or copies certified or otherwise identified to my satisfaction) of documents, corporate records and other instruments and made such examination of the law as I have deemed necessary or appropriate to enable me to render this opinion; and (c) assumed that the signatures on the documents I have examined are genuine.

                        In expressing the opinion stated below, I have relied upon the opinion dated the date hereof of Blair F. Morrison, Assistant Secretary of the Corporation, a copy of which is attached hereto as Schedule A.

                        Based upon and subject to the foregoing, I am of the opinion that the Shares are duly authorized and are validly issued and outstanding as fully paid and non-assessable common shares of the Corporation.

                        I hereby consent to the use of my name in the Registration Statement under the caption "Legal Matters". I hereby further consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


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                        This opinion is furnished solely for your benefit in
                        connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                        Yours truly,


                        "Nicholas J. DeRoma"
                        --------------------
                        Nicholas J. DeRoma
                        Chief Legal Officer

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                                                         Schedule A to Exhibit 5

                        March 23, 2001

                        Nicholas J. DeRoma
                        Chief Legal Officer
                        Nortel Networks Corporation
                        8200 Dixie Road, Suite 100
                        Brampton, Ontario
                        Canada  L6T 5P6

                        Dear Sir:

                        Re: Nortel Networks Corporation - Registration Statement on Form S-3 under the Securities Act of 1933, as amended
                        -------------------------------------------------------

                        I am Assistant Secretary of Nortel Networks Corporation (the "Corporation"), a corporation organized under the laws of Canada.

                        This opinion is being furnished to you in connection with the Corporation's Registration Statement on Form S-3 (the "Registration Statement") relating to the offering and sale of 65,658,278 common shares of the Corporation (the "Shares") previously issued to JDS Uniphase Corporation ("JDSU"), in connection with the completion of the Corporation's acquisition of JDS Uniphase AG, a Zurich, Switzerland-based subsidiary of JDSU, and related assets of JDSU in Poughkeepsie, New York, on February 13, 2001.

                        In rendering this opinion, I have: (a) reviewed the articles and by-laws of the Corporation; (b) made such inquiries and examined originals (or copies certified or otherwise identified to my satisfaction) of documents, corporate records and other instruments and made such examination of the law as I have deemed necessary or appropriate to enable me to render this opinion; and (c) assumed that the signatures on the documents I have examined are genuine.

                        I am qualified to practice law solely in the Province of Ontario, Canada and express no opinion as to any laws or matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

                        Based upon and subject to the foregoing, I am of the opinion that the Shares are duly authorized and are validly issued and outstanding as fully paid and non-assessable common shares of the Corporation.

                        This opinion is furnished solely for your benefit in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise


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                        referred to for any other purpose, except that you may
                        rely on this opinion in connection with your opinion to the Corporation with respect to the Registration Statement.

                        Yours truly,




                        "Blair F. Morrison"
                        -------------------
                        Blair F. Morrison
                        Assistant Secretary